Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Third Quarter 2025 Financial Results

Declares Fourth Quarter 2025 Base Dividend of $0.36 Per Share with Supplemental Dividend

Expected to be Announced in December

MISSION WOODS, Kansas, November 05, 2025 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the third quarter ended September 30, 2025.

Financial and Operating Highlights

•
Total investment income of $31.7 million for the third quarter of 2025, compared to $37.3 million for the prior year period
•
Net investment income of $13.6 million or $0.43 per share for the third quarter of 2025, as compared to $15.7 million or $0.48 per share for the comparable period last year
•
Net asset value of $15.39 per share as of September 30, 2025, compared to $15.68 per share as of June 30, 2025
•
Total net realized and unrealized losses of $10.3 million for the third quarter of 2025, compared to losses of $8.2 million in the third quarter of 2024
•
As of September 30, 2025, total assets were $1.3 billion and total net assets were $490.4 million
•
Debt-to-equity as of September 30, 2025 was 1.53x, compared to 1.51x as of June 30, 2025
•
Paid cash distributions to stockholders totaling $0.42 per share for the third quarter of 2025
•
Declared a fourth quarter regular base dividend distribution of $0.36 per share, payable on January 14, 2026, to shareholders of record as of December 29, 2025. In accordance with our dividend policy, we expect to announce a supplemental dividend in December
•
In the third quarter, we had only $360.9 thousand of PIK income, or 1.14% of total investment income

“We are very pleased with our financial performance in the third quarter, supported by our focus on high quality assets and prudent portfolio construction,” said Christopher D. Long, Chairman and Chief Executive Officer of Palmer Square Capital BDC. “Our team is encouraged by the acceleration in deal activity, yet remains committed to disciplined capital deployment with the goal of maximizing long-term value for investors. The depth of our experience across primary and secondary syndicated loan markets, combined with our ability to pursue attractive private credit opportunities, positions us well to take advantage of a dynamic market environment. This agility is further enhanced by our seasoned investment team and strong alignment with shareholders.”

$ in thousands, except per share data	For the Quarter Ended
	9/30/25	6/30/25	9/30/2024
Financial Highlights
Net Investment Income Per Share[1]	$0.43	$0.43	$0.48
Net Investment Income	$13,641	$13,842	$15,729
NAV Per Share	$15.39	$15.68	$16.61
Dividends Earned Per Share[2]	$0.42	$0.42	$0.47

	9/30/25	6/30/25	9/30/2024
Portfolio Highlights
Total Fair Value of Investments	$1,258,988	$1,279,793	$1,389,801
Number of Industries	42	39	39
Number of Portfolio Companies	209	206	212
Portfolio Yield[3]	10.07%	10.10%	10.48%
Senior Secured Loan[4]	95%	96%	96%
Investments on Non-Accrual[5]	0.40%	0.19%	0.26%
Total Return[6]	1.41%	1.85%	1.43%
Debt-to-Equity	1.53x	1.51x	1.52x

1.
Net investment income for the period divided by the weighted average share count for the period.
2.
Dividend amount reflects dividend earned in period.
3.
Weighted average total yield of debt and income producing securities at fair value.
4.
As a percentage of long-term investments, at fair value.
5.
As a percentage of total investments, at fair value.
6.
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of September 30, 2025, we had 262 investments in 209 portfolio companies with an aggregate fair value of approximately $1.2 billion. Based on a total fair value of $1.3 billion, including short term investments, the portfolio consisted of 86.10% first lien senior secured debt investments, 4.90% second lien senior secured debt investments, 4.30% short-term investments, 3.60% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, 0.60% corporate bond investments, and 0.50% equity investments.

As of September 30, 2025, 98% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the third quarter, 99.60% of the portfolio at fair value was income producing. There were two portfolio companies on non-accrual status. As of September 30, 2025, the weighted average total yield to maturity of debt and income producing securities at fair value was 10.07%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 8.00%. For the third quarter of 2025, the principal amount of new investments funded was $138.7 million which included 28 investments at an average value of approximately $4.8 million. For this period, the Company had $156.0 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of September 30, 2025, the Company had $4.2 million in cash and cash equivalents and approximately $752.4 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $252.8 million compared to $16.4 million of unfunded investment commitments as of September 30, 2025.

Recent Developments

On November 05, 2025, PSBD’s Board of Directors announced that it had declared a fourth quarter regular base dividend distribution of $0.36 per share, payable on January 14, 2026, to shareholders of record as of December 29, 2025. We expect to announce an additional quarterly supplemental dividend distribution for the fourth quarter of 2025 in December.

Earnings Conference Call

The Company will host a conference call on Wednesday, November 05, 2025, at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

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United States: +1 (888) 596-4144
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International: +1 (646) 968-2525
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Event Plus Entry Passcode: 1803382#
•
Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Matt Bloomfield and Jeremy Goff
Palmer Square Capital BDC Inc.
Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com

Financial Highlights

	For the Nine Months Ended
	September 30,
	2025	2024
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$16.50	$17.04

Results of Operations:
Net Investment Income(1)	1.25	1.48
Net Realized and Unrealized Gain (Loss) on Investments(4)	(1.13)	(0.48)
Net Increase (Decrease) in Net Assets Resulting from Operations	0.12	1.00

Distributions to Common Stockholders
Distributions from Net Investment Income	(1.23)	(1.43)
Net Decrease in Net Assets Resulting from Distributions	(1.23)	(1.43)

Net Asset Value, End of Period	$15.39	$16.61

Shares Outstanding, End of Period	31,875,902	32,623,502

Ratio/Supplemental Data
Net assets, end of period	$490,445,213	$541,937,155
Weighted-average shares outstanding	32,343,757	32,260,537
Total Return(3)	2.20%	6.23%
Portfolio turnover	27%	23%
Ratio of operating expenses to average net assets without waiver(2)	13.92%	14.72%
Ratio of operating expenses to average net assets with waiver(2)	13.92%	14.70%
Ratio of net investment income (loss) to average net assets without waiver(2)	10.38%	11.54%
Ratio of net investment income (loss) to average net assets with waiver(2)	10.38%	11.55%

(1)
The per common share data was derived by using weighted average shares outstanding.
(2)
The ratios reflect an annualized amount.
(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)
Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	September 30, 2025 (Unaudited)	December 31, 2024
Assets:
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,331,847,439 and $1,454,611,467, respectively)	$1,258,987,964	$1,407,130,945
Cash and cash equivalents	4,200,782	2,766,409
Receivables:
Receivable for sales of investments	7,615,716	7,799,523
Receivable for paydowns of investments	1,113,301	1,347,516
Due from investment adviser	616,715	248,110
Dividend receivable	197,582	259,625
Interest receivable	8,682,326	11,458,267
Prepaid expenses and other assets	107,407	32,364
Total Assets	$1,281,521,793	$1,431,042,759

Liabilities:
Credit facilities (net of deferred financing costs of $4,191,957 and $5,375,986, respectively) (Note 6)	$450,064,588	$501,650,602
Notes (net of deferred financing costs of $1,644,557 and $1,748,822, respectively) (Note 6)	302,285,474	302,505,057
Payables:
Payable for investments purchased	19,973,880	67,460,523
Distributions payable	13,404,534	15,649,925
Management fee payable	2,242,634	2,413,798
Incentive fee payable	1,950,400	2,149,132
Accrued other general and administrative expenses	1,155,070	1,368,753
Total Liabilities	$791,076,580	$893,197,790

Commitments and contingencies (Note 9)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 31,875,902 and 32,600,193 as of September 30, 2025 and December 31, 2024, respectively issued and outstanding	$31,876	$32,600
Additional paid-in capital	601,218,336	611,122,164
Total distributable earnings (accumulated deficit)	(110,804,999)	(73,309,795)
Total Net Assets	$490,445,213	$537,844,969
Total Liabilities and Net Assets	$1,281,521,793	$1,431,042,759
Net Asset Value Per Common Share	$15.39	$16.50

The accompanying notes are an integral part of these consolidated financial statements.

(Note 6)

 See Note 6 to the consolidated financial statements for a description of the Company’s borrowings, including its revolving credit facility with Bank of America, N.A., its credit facility with Wells Fargo Bank, National Association, and its term debt securitization (CLO transaction).

(Note 9)

As of September 30, 2025 and December 31, 2024, the Company had an aggregate of $16.4 million and $21.6 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of September 30, 2025 and December 31, 2024, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$30,432,071	$35,775,337	$90,275,576	$104,261,540
Dividend income	657,248	599,667	1,713,085	2,659,394
Payment-in-kind interest income	360,941	204,826	1,670,709	439,129
Other income	235,009	726,171	917,098	1,280,377
Total investment income from non-controlled, non-affiliated investments	31,685,269	37,306,001	94,576,468	108,640,440
Total Investment Income	31,685,269	37,306,001	94,576,468	108,640,440

Expenses:
Incentive fees	1,950,400	2,229,576	5,733,185	6,404,282
Interest expense	12,757,494	15,670,636	38,303,625	43,846,496
Management fees	2,242,634	2,424,412	6,809,386	7,290,730
Professional fees	229,116	318,504	793,224	954,527
Directors fees	37,808	37,705	112,192	112,295
Other general and administrative expenses	826,747	896,437	2,429,106	2,277,810
Total Expenses	18,044,199	21,577,270	54,180,718	60,886,140
Less: Management fee waiver (Note 3)	—	—	—	(50,511)
Net expenses	18,044,199	21,577,270	54,180,718	60,835,629
Net Investment Income (Loss)	13,641,070	15,728,731	40,395,750	47,804,811

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(1,243,620)	(7,119,299)	(12,883,252)	(18,267,554)
Total net realized gains (losses)	(1,243,620)	(7,119,299)	(12,883,252)	(18,267,554)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(9,044,026)	(1,054,247)	(25,378,309)	6,210,881
Total net change in unrealized gains (losses)	(9,044,026)	(1,054,247)	(25,378,309)	6,210,881
Total realized and unrealized gains (losses)	(10,287,646)	(8,173,546)	(38,261,561)	(12,056,673)

Net Increase (Decrease) in Net Assets Resulting from Operations	$3,353,424	$7,555,185	$2,134,189	$35,748,138

Per Common Share Data:
Basic and diluted net investment income per common share	$0.43	$0.48	$1.25	$1.48
Basic and diluted net increase (decrease) in net assets resulting from operations	$0.10	$0.23	$0.07	$1.11
Weighted Average Common Shares Outstanding - Basic and Diluted	32,084,902	32,613,897	32,343,757	32,260,537

The accompanying notes are an integral part of these consolidated financial statements.

(Note 3)

Prior to the IPO, the base management fee was 2.00% of the average value of the weighted average (based on the number of shares outstanding each day in the quarter) of the Company’s total net assets at the end of the two most recently completed calendar quarters. The Investment Advisor, however, during any period prior to the IPO, agreed to waive its right to receive management fees in excess of an annual rate of 1.75% of the average value of the weighted average total net assets at the end of each of our two most recently completed calendar quarters. The Investment Advisor will not be permitted to recoup any base management fees waived for any period of time prior to the IPO.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
New investments:
Gross investments	$138,665,631	$66,239,961	$335,350,462	$602,024,188
Less: sold investments	(156,027,427)	(82,822,220)	(433,678,517)	(292,405,569)
Total new investments	(17,361,796)	(16,582,259)	(98,328,055)	309,618,619

Principal amount of investments funded:
First-lien senior secured debt investments	$121,385,632	$62,171,592	$303,546,402	$526,804,513
Second-lien senior secured debt investments	5,970,000	4,068,369	10,960,000	46,292,869
Corporate bonds	2,999,999	—	4,998,572	4,095,000
Collateralized securities and structured products - debt	8,310,000	—	8,310,000	23,573,612
CLO Equity	—	—	—	—
Common stock	—	—	6,937,015	1,258,194
Preferred Stock	—	—	598,473	—
Total principal amount of investments funded	138,665,631	66,239,961	335,350,462	602,024,188

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$140,963,220	$75,231,088	$404,445,897	$253,203,637
Second-lien senior secured debt investments	7,499,999	1,200,000	15,736,494	19,654,359
Corporate Bonds	—	4,020,000	2,005,000	4,020,000
Collateralized securities and structured products - debt	5,900,000	1,250,000	8,800,000	6,500,000
CLO Equity	1,664,208	1,121,132	2,691,126	9,027,573
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Total principal amount of investments sold or repaid	$156,027,427	$82,822,220	$433,678,517	$292,405,569

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Number of new investment commitments	28	21	69	78
Average new investment commitment amount	$4,760,375	$2,717,288	$4,182,689	$4,157,481
Weighted average maturity for new investment commitments	6.75 years	5.29 years	5.80 years	5.60 years
Percentage of new debt investment commitments at floating rates	97.75%	100.00%	98.96%	100.00%
Percentage of new debt investment commitments at fixed rates	2.25%	0.00%	1.04%	0.00%
Weighted average interest rate of new investment commitments(1)	8.48%	9.07%	8.54%	9.58%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.30%	4.17%	4.32%	4.63%
Weighted average interest rate on long-term investments sold or paid down	8.64%	9.50%	8.53%	10.22%

(1)
New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)
Variable rate loans bear interest at a rate determined by reference to the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).